UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 10, 2014
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

Pyramid Oil Company 2008 – 21st Street Bakersfield, California 93301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 1, 2014, Pyramid Oil Company, a California corporation (“Pyramid” and, following consummation of the Merger, the “Company”), Pyramid Delaware Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Pyramid (“PDMS”), Pyramid Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Pyramid (“Merger Subsidiary”) and Yuma Energy, Inc., a Delaware corporation (“Yuma”), entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”) providing for the merger of Merger Subsidiary with and into Yuma (the “Merger”) and the subsequent change of the Company’s name to “Yuma Energy, Inc.” The Merger was consummated on September 10, 2014. Please see Item 2.01 below for a discussion of the Merger. The Company also issued a press release regarding the Merger, which is attached as Exhibit 99.1 hereto.

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the appointment and election of the executive officers and directors of the Company discussed below in Item 5.02, on September 11, 2014, the Company entered into separate indemnification agreements with each of the Company’s executive officers and directors (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) pursuant to which the Company agreed to indemnify such individuals in connection with claims brought against them in their capacities as officers and directors of the Company. Each Indemnification Agreement also provides each individual with, among other things, certain expense advancement rights in legal proceedings so long as such individual undertakes to repay the advancement if it is later determined that such individual is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreements and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger was consummated on September 10, 2014, as a result of which Merger Subsidiary merged with and into Yuma and holders of Yuma securities were issued shares of common stock, no par value, of the Company (“Company Common Stock”). Upon the consummation of the Merger, the Company changed its name from “Pyramid Oil Company” to “Yuma Energy, Inc.” and Yuma changed its name to “The Yuma Companies, Inc.”

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company issued an aggregate of approximately 66,336,701 shares of Company Common Stock to the former stockholders of Yuma and in the case of fractional shares, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Company Common Stock multiplied by (ii) the average closing price of one share of Company Common Stock for the five consecutive trading days ending on the trading day immediately prior to the effective time of the Merger, as reported on the NYSE MKT (collectively, the “Merger Consideration”).

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1A to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2014 and incorporated herein by reference.

Immediately following the consummation of the Merger, the Company had approximately 71,224,786 shares of Company Common Stock, issued and outstanding. Company Common Stock began trading on the NYSE MKT under the symbol “YUMA” on September 11, 2014.

Item 4.01. Changes in Registrant’s Certifying Accountant.

SingerLewak LLP has served as the independent registered public accounting firm for Pyramid. On September 11, 2014, the Company dismissed SingerLewak LLP and has engaged Grant Thornton LLP to serve as the Company’s independent registered public accounting firm. The audit report of SingerLewak LLP on the financial statements of Pyramid as of and for the years ended December 31, 2013 and 2012, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended by the audit committee of the board of directors of the Company and approved by the board of directors of the Company.

During the fiscal years ended December 31, 2012 and 2013, and the interim period through June 30, 2014, there were no: (1) disagreements with SingerLewak LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

During the fiscal years ended December 31, 2012 and 2013 and the subsequent interim period through June 30, 2014, Grant Thornton LLP was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.

A letter from SingerLewak LLP is attached as Exhibit 16 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01. Change in Control of Registrant.

Information regarding consummation of the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Information with respect to the appointment of executive officers and directors following consummation of the Merger is set forth in Item 5.02 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Immediately following the consummation of the Merger, the former Yuma stockholders hold approximately 93.0% of the total combined voting power of all of the Company’s outstanding voting stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation and Appointment of Directors

On September 10, 2014, following the consummation of the Merger and as required by the Merger Agreement, the Company expanded the size of its Board of Directors (the “Board”) from three to six members. Pursuant to the Merger Agreement, all of Yuma’s existing directors were appointed as directors to serve on the Board until their successors shall be duly elected and qualified. Michael D. Herman, Rick D. Kasch and Gary L. Ronning, all former officers and directors of the Company, resigned from the Board in connection with the Merger and not because of any disagreement with the Company. The composition of the Board following consummation of the Merger on September 10, 2014 was as follows:

Sam L. Banks (Class I)
James W. Christmas (Class II)
Frank A. Lodzinski (Class II)
Ben T. Morris (Class I)
Richard K. Stoneburner (Class II)
Richard W. Volk (Class I)

Following the consummation of the Merger, the Board appointed the following directors to serve on the following committees of the Board:

Audit Committee
Ben T. Morris (Chairman)
James W. Christmas
Frank A. Lodzinski

Compensation Committee
Richard K. Stoneburner (Chairman)
James W. Christmas
Ben T. Morris

The Board has affirmatively determined that each of Messrs. Christmas, Lodzinski, Morris and Stoneburner are independent within the meaning of the rules of the NYSE MKT.

There are no arrangements or understandings between any of Messrs. Banks, Christmas, Lodzinski, Morris, Stoneburner and Volk, and any other person pursuant to which such person was selected as a director.

On September 11, 2014, the Company established the following compensation program for non-employee members of the Board: (i) an annual cash retainer of approximately $40,000 and (ii) an annual equity grant with a fair market value of approximately $50,000 at the time of grant. In addition, the audit committee chair will be entitled to receive an additional $15,000 cash payment annually and the compensation committee chair will be entitled to receive an additional $8,000 cash payment annually. Directors who are employees of the Company receive no additional compensation for serving on the Board.

Appointment and Resignation of Officers

On September 10, 2014, following the consummation of the Merger, Michael D. Herman resigned as Interim President and Chief Executive Officer of the Company, and Lee G. Christianson resigned as Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer and Corporate Secretary. Each such officer resigned in connection with the Merger and not because of any disagreement with the Company.  Sam L. Banks became Chief Executive Officer and Principal Executive Officer of the Company, Michael F. Conlon became President and Chief Operating Officer of the Company, and Kirk F. Sprunger became Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer and Corporate Secretary of the Company.

Mr. Banks, age 64, was the founder of Yuma. From 1983 until the Merger, Mr. Banks served as Chief Executive Officer and Chairman of Yuma.

Mr. Conlon, age 63, joined Yuma in 2002. From 2002 until the Merger, Mr. Conlon served as President and Chief Operating Officer of Yuma.

Mr. Sprunger, age 62, joined Yuma in 1996. From 1996 until the Merger, Mr. Sprunger served as Treasurer, Corporate Secretary and Chief Financial Officer of Yuma.

There are no arrangements or understandings between any of Messrs. Banks, Conlon and Sprunger, and any other person pursuant to which such person was selected as an officer. None of Messrs. Banks, Conlon and Sprunger has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions in which any of Messrs. Banks, Conlon and Sprunger has an interest requiring disclosure under item 404(a) of Regulation S-K, except as set forth under “Certain Relationships and Related Transactions – Yuma Working Interest Incentive Plan” in Pyramid’s and Yuma’s definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), included in the Company’s registration statement on Form S-4, as amended (the “Form S-4”), which Form S-4 was declared effective by the SEC on August 8, 2014, with respect to Mr. Banks and as updated below, and as follows regarding the Yuma Overriding Royalty Interest Plan.

Yuma Working Interest Incentive Plan

The following table sets forth, with respect to Mr. Banks’s working interests acquired under the working interest plan (since the adoption of the plan in 1983), the oil, natural gas and natural gas liquids revenues he received, lease operating expenses he paid, the resulting net cash flow before capital expenditures, capital expenditures he paid and net cash flow after capital expenditures during each of the three years in the period ended December 31, 2013 and the six months ended June 30, 2014.

	Six Months Ended June 30,	Year Ended December 31,
	2014	2013	2012	2011

Natural gas and oil revenues	510,984	$892,685	$1,302,791	$739,408
Lease operating expenditures	(175,777)	$(477,362)	$(588,136)	$(625,370)

Net cash flow	335,207	$415,323	$714,655	$114,038
Capital expenditures	(382,547)	$(221,857)	$(452,405)	$(28,935)

Net after capital expenditures and before income taxes	(47,340)	$193,466	$262,250	$85,103

The foregoing information has been derived solely from Yuma’s company records. Accordingly, it may not include all revenues and expenses for the Yuma working interest plan interests that are not operated by Yuma. Mr. Banks’s working interests are his personal assets and Yuma does not restrict sales, dispositions or financing transactions involving Yuma working interests previously assigned to him by Yuma. Mr. Banks pays Yuma for lease operating expenses and capital expenditures related to his working interests acquired under the working interest plan promptly upon receipt of each invoice. As of the years ended December 31, 2013, 2012, and 2011, Mr. Banks had outstanding payables to Yuma for such Yuma working interests in the amounts of $135,080, $42,617, and $196,491, respectively, and each such payable was promptly paid upon receipt of the invoices.

Yuma Overriding Royalty Interest Plan

The Yuma overriding royalty interest plan (the “Yuma royalty plan”) was established in 1983 with the formation of Yuma’s predecessor for the issuance of a portion of certain overriding royalty interests developed and leased on Yuma prospects from time to time by Yuma to its employees and management. The purpose of the Yuma royalty plan is to provide an employee incentive plan to reward the successful generation and drilling of Yuma prospects and provide for employee retention. The Yuma royalty plan is administered and interpreted by the chief executive officer of Yuma and/or one or more independent directors of Yuma.

From time to time, Yuma reserves approximately 3.5% of its net revenue interest (based on 100% of the net revenue interest) on Yuma generated prospects as a pool to satisfy grants of overriding royalties under the Yuma royalty plan. This amount is subject to the approval of Yuma’s partners in the applicable prospects via absorbing their proportionate share of the overriding royalty interests. The amount of each actual grant is typically subject to the terms of applicable employment agreements and the vesting schedules included therein, unless otherwise determined.

Notwithstanding anything to the contrary, the Yuma royalty plan provides that nothing in it prohibits Yuma from operating its business in the ordinary course. Also, Yuma has no obligation to conduct any drilling operations or take any other action upon or with respect to any property subject to the Yuma royalty plan or to continue to operate any well or to operate or maintain in force any lease. In addition, Yuma has the right at any time to surrender, abandon or otherwise terminate any such lease in whole or in part without any liability to any Yuma royalty plan participant.

Since 1983 Yuma has entered into assignments of overriding royalty interests (the “ORRI Assignments”) with certain of its employees, including the named executive officers, pursuant to the Yuma royalty plan. An ORRI Assignment grants a direct or indirect interest in an overriding royalty interest generally equal to 0.10 to 1.0 percent in any interests that Yuma acquires within select counties in Texas and Louisiana. The table below discloses the revenues received by each of the named executive officers during the three years ended December 31, 2013 resulting from ORRI Assignments received by each of the named executive officers since the beginning of their employment with Yuma.

	Year Ended December 31,
	2013	2012	2011
Sam L. Banks	$1,492,136	$920,885	$475,659
Michael F. Conlon	$923,071	$303,131	$102,352
Kirk F. Sprunger	$549,110	$185,782	$69,683

Employment Agreements with New Officers

Messrs. Banks, Conlon and Sprunger (collectively, the “named executive officers”) entered into employment agreements with Yuma on October 1, 2012, October 1, 2012, and June 1, 2012, respectively, and the Company has assumed the obligations under such employment agreements.

Under the terms of the employment agreements, Messrs. Banks, Conlon and Sprunger currently receive annual base salaries in the amount of $425,000, $327,000 and $292,500, respectively, subject to any increase the compensation committee may deem appropriate from time to time. In addition, the named executive officers will be eligible to receive one or more annual cash bonuses and grants of stock options, restricted stock or other equity-related awards from the Company’s equity compensation plans, as determined by the compensation committee. Each of the employment agreements is on a month-to-month basis and may be terminated with 60 days’ notice.

The employment agreements between each of the named executive officers and the Company include severance provisions that apply upon certain involuntary terminations of employment. As a condition to the payment of any severance benefit described below, the Company may require the executive to execute and not revoke a release of claims in favor of the Company. The employment agreements also contain certain restrictive covenants, including the obligation not to compete against the Company and a confidentiality requirement. In the event the executive violates these restrictive covenants, the Company may cease paying all severance benefits to the executive and may recover an amount equal to any severance benefits previously paid to the executive under the agreement.

The employment agreements between the named executive officers and the Company provide that in the event of a termination of employment by the Company for cause or by the executive without good reason, the executive will be entitled to accrued but unpaid base salary and benefits through the date of termination but will forfeit any other compensation from the Company.

In the event the named executive officer’s employment is terminated by the executive for good reason, then the executive will be entitled to receive (i) any earned but unpaid bonus, (ii) continued payments of base salary for a period of 12 months (or 24 months for Mr. Banks), assuming continued compliance with restrictive covenants and execution and non-revocation of a release of claims, and (iii) either the provision of continued participation in the Company’s health insurance plans or the payment of the executive’s premiums for continued health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), in each case, for a period of 12 months (or 24 months for Mr. Banks).

The employment agreements also contain customary confidentiality and non-solicitation provisions. The non-solicitation provisions of the employment agreements prohibit the named executive officers from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies during the named executive officer’s employment with the Company and for two years following the termination of his employment and extends to offers of employment for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly.

The foregoing is merely a summary of the employment agreements and is qualified in its entirety by reference to the full text of the Employment Agreement dated October 1, 2012, between Yuma and Sam L. Banks, the Employment Agreement dated October 1, 2012, between Yuma and Michael F. Conlon, and the Employment Agreement dated June 1, 2012, between Yuma and Kirk F. Sprunger, copies of which are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Assumption, Amendment and Restatement of Yuma 2011 Stock Option Plan

At its meeting on August 1, 2014, the board of directors of Pyramid approved the assumption and amendment and restatement of the Yuma 2011 Stock Option Plan (the “Yuma Plan”), which became effective as of September 10, 2014 (the “Plan Effective Date”). The amendment and restatement was intended to reflect (a) the terms of the Yuma Plan as in effect immediately prior to its assumption by Pyramid and (b) the assumption of the Yuma Plan by Pyramid.

Eligible Individuals. The persons eligible to receive awards are the employees, consultants and directors of the Company and its affiliates (other than individuals who were employed by, or providing services to, Pyramid or its subsidiaries at the time the Merger was consummated).

Administration. The Yuma Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has full authority to select the individuals who will receive awards, to determine the form and amount of each of the awards to be granted and to establish the terms and conditions of the awards.

Shares Issuable and Award Limits. Following the Plan Effective Date, there were approximately 2,472,200 shares of Company Common Stock that were subject to outstanding restricted stock awards and restricted stock unit awards granted by Yuma and that were assumed by Pyramid. Further, on September 11, 2014, the Board determined that no additional awards would be granted under the Yuma Plan.

In order to reflect the ratio at which each share of Yuma Common Stock was exchanged in the Merger for the right to receive approximately 757.34 shares of Company Common Stock (the “Exchange Ratio”), appropriate adjustments were made to the number of shares issuable upon vesting of restricted stock awards and restricted stock unit awards.

Amendment and Termination. The Board may amend or terminate the Yuma Plan at any time, subject to stockholder approval to the extent required to satisfy any applicable law or securities exchange listing requirements. No amendment, modification or termination of the Yuma Plan will adversely affect any award previously granted pursuant to the Yuma Plan without the participant’s consent.

Assumed Awards. The table set forth below summarizes the unvested restricted stock awards under the Yuma Plan that were assumed by Pyramid and held by individuals who became named executive officers of the Company following consummation of the Merger:

Name	Title	Number of Shares of Company Common Stock Underlying Unvested Restricted Stock Awards (#)*
Sam L. Banks	Chief Executive Officer	282,488
Michael F. Conlon	President and Chief Operating Officer	355,192
Kirk F. Sprunger	Chief Financial Officer	318,083

* As adjusted to reflect the Exchange Ratio.

Miscellaneous. The Yuma Plan also contains provisions with respect to payment of the purchase price, expiration of awards, treatment of awards upon a change in control, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the Yuma Plan.

The foregoing is merely a summary of the Yuma Plan and is qualified in its entirety by reference to the full text of the Yuma Plan, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Yuma Energy, Inc. 2014 Long-Term Incentive Plan

As described in Item 5.07 below, at the 2014 Special Meeting of Stockholders of Pyramid, the Company’s stockholders approved Yuma Energy, Inc. 2014 Long-Term Incentive Plan (the “2014 Equity Plan”).  On August 1, 2014, the Board of Directors of Pyramid adopted the 2014 Equity Plan, subject to stockholder approval at the 2014 Special Meeting of Stockholders. The effective date of the 2014 Equity Plan is September 10, 2014.

Additional details of the 2014 Equity Plan are included in the Proxy Statement/Prospectus, under the heading “Pyramid 2014 Long-Term Incentive Plan Proposal.” The foregoing summary is qualified in its entirety by the full text of the 2014 Equity Plan, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2014, in connection with the consummation of the Merger, the Company filed Restated Articles of Incorporation (the “Restated Articles”) with the California Secretary of State. The Restated Articles include the following provisions, which are either materially amended when compared to, or in addition to, the provisions contained in the previous restated articles of incorporation of the Company:

●	A provision to increase the authorized shares of Company Common Stock from 50,000,000 shares to 300,000,000 shares.

●	A provision to provide for the classification of the board of directors of the Company into two classes with staggered terms.

●	A provision to eliminate cumulative voting in the election of directors of the Company.

●	A provision to change the name of the Pyramid to “Yuma Energy, Inc.” after the Merger.

The description of the Restated Articles contained in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the Restated Articles, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective September 11, 2014, the Company amended and restated its Corporate Code of Business Conduct and Ethics (the “Code”) to: (1) address the business of the Company following the consummation of the Merger; and (2) make the Code applicable to all employees, officers and directors of the Company.

A copy of the Code is filed as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 10, 2014, Pyramid held a special meeting of stockholders (the “Special Meeting”). The proposals are described in detail in the Proxy Statement/Prospectus. The final results regarding each proposal are set forth below.

Item 1 – The proposal to approve and adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
3,027,097	164,370	1,113	0

Item 2 – The proposals to approve certain amendments to Pyramid’s restated articles of incorporation, each to take effect only upon consummation of the merger, as follows:

Item 2A – The proposal to approve the provision in the restated articles of incorporation of Pyramid that increases the authorized shares of Pyramid common stock from 50,000,000 shares to 300,000,000 shares:

For	Against	Abstain	Broker Non-Votes
3,015,527	175,757	1,296	0

Item 2B – The proposal to approve the provision in the restated articles of incorporation of Pyramid that provides for the classification of the board of directors of Pyramid into two classes with staggered terms:

For	Against	Abstain	Broker Non-Votes
2,667,652	523,239	1,689	0

Item 2C – The proposal to approve the provision in the restated articles of incorporation of Pyramid that eliminates cumulative voting in the election of directors:

For	Against	Abstain	Broker Non-Votes
2,742,893	523,239	1,689	0

Item 2D – The proposal to approve the provision in the restated articles of incorporation of Pyramid that changes the name of Pyramid to “Yuma Energy, Inc.” after the merger:

For	Against	Abstain	Broker Non-Votes
3,126,153	64,628	1,799	0

Item 3 – The proposal to approve and adopt the 2014 Long-Term Incentive Plan of the Company:

For	Against	Abstain	Broker Non-Votes
3,011,362	177,297	3,921	0

Each proposal was approved by Pyramid’s stockholders at the Special Meeting. Stockholders owning a total of 3,192,580 shares voted at the Special Meeting, representing approximately 66.7% of the shares of Pyramid common stock outstanding as of the record date for the Special Meeting.

Item 8.01. Other Events.

On September 10, 2014, Pyramid and Yuma issued a joint press release disclosing the Special Meeting voting results and announcing the closing of the Merger. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These include statements regarding the effects of the Merger, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the Merger (including its benefits, results, and effects), are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the consummation of the Merger; competitive responses to the Merger; costs and difficulties related to the integration of Yuma’s business and operations with Pyramid’s business and operations; the inability to or delay in obtaining cost savings and synergies from the Merger; unexpected costs, charges or expenses resulting from the Merger; the inability to retain key personnel; uncertainty of the expected financial performance of Pyramid following consummation of the Merger; and any changes in general economic and/or industry specific conditions.

Pyramid and Yuma caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Pyramid’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and neither Pyramid nor Yuma undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written and oral forward-looking statements concerning Pyramid, Yuma, the Merger or other matters and attributable to Yuma and Pyramid or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)           Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Amended and Restated Agreement and Plan of Merger and Reorganization dated as of August 1, 2014, by and among by and among Yuma Energy, Inc., Pyramid Oil Company, Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1A to the Registrant’s Current Report on Form 8-K filed with the SEC on August 4, 2014).

3.1	Restated Articles of Incorporation of the Company.

10.1	Form of Indemnification Agreement.

10.2
Employment Agreement dated October 1, 2012, between Yuma Energy, Inc. and Sam L. Banks (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on August 7, 2014).

10.3
Employment Agreement dated October 1, 2012, between Yuma Energy, Inc. and Michael F. Conlon (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on August 7, 2014).

10.4	Employment Agreement dated June 1, 2012, between Yuma Energy, Inc. and Kirk F. Sprunger.

10.5	Yuma Energy, Inc. 2011 Stock Option Plan.

10.6	Yuma Energy, Inc. 2014 Long-Term Incentive Plan.

14	Code of Ethics.

16	SingerLewak LLP Letter dated September 16, 2014.

99.1	Press Release dated September 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: September 16, 2014	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Amended and Restated Agreement and Plan of Merger and Reorganization dated as of August 1, 2014, by and among by and among Yuma Energy, Inc., Pyramid Oil Company, Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1A to the Registrant’s Current Report on Form 8-K filed with the SEC on August 4, 2014).

3.1	Restated Articles of Incorporation of the Company.

10.1	Form of Indemnification Agreement.

10.2
Employment Agreement dated October 1, 2012, between Yuma Energy, Inc. and Sam L. Banks (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on August 7, 2014).

10.3
Employment Agreement dated October 1, 2012, between Yuma Energy, Inc. and Michael F. Conlon (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on August 7, 2014).

10.4	Employment Agreement dated June 1, 2012, between Yuma Energy, Inc. and Kirk F. Sprunger.

10.5	Yuma Energy, Inc. 2011 Stock Option Plan.

10.6	Yuma Energy, Inc. 2014 Long-Term Incentive Plan.

14	Code of Ethics.

16	SingerLewak LLP Letter dated September 16, 2014.

99.1	Press Release dated September 10, 2014.